May 2026

Pricing Supplement

Dated May 7, 2026

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024,

and Product Supplement dated November 8, 2024)

Structured Investments

Opportunities in U.S. Equities

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027

Based on the Performance of the Common Stock of General Electric Company

Principal at Risk Securities

Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent monthly coupon with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold price. If the closing price of the underlying stock on any determination date (including the final determination date) is greater than or equal to the downside threshold price, BNS will pay on the related contingent coupon payment date a contingent monthly coupon, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. Otherwise, no contingent monthly coupon will be paid on that contingent coupon payment date. In addition, if the closing price of the underlying stock on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent monthly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. No further payments will be made on the securities once they have been redeemed. However, if the closing price of the underlying stock on any determination date other than the final determination date is less than the call threshold price, the securities will not be automatically redeemed and, if the closing price is less than the downside threshold price, you will not receive any contingent monthly coupon with respect to the applicable determination date. If the closing price of the underlying stock on each on each of the determination dates is less than the downside threshold price, investors will not receive any contingent monthly coupons on the securities. Investors must be willing to accept the risk of not receiving any contingent monthly coupon. If the securities are not redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price, on the maturity date investors will receive an amount per security equal to the stated principal amount plus the contingent monthly coupon with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, investors will lose 1.25% for every 1% that the final share price falls below the downside threshold price, and could lose their entire investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities. The securities are for investors who are willing to risk their entire investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.

All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying stock:	Common stock of General Electric Company (Bloomberg Ticker: “GE UN”)
Aggregate principal amount:	$12,000,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Strike date:	May 6, 2026
Pricing date:	May 7, 2026
Original issue date:

May 12, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

May 12, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.

Early redemption:

If the closing price of the underlying stock on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

Contingent monthly coupon:	￭

If the closing price on any determination date is greater than or equal to the downside threshold price, we will pay on the related contingent coupon payment date a contingent monthly coupon of $14.20 (equivalent to 17.04% per annum of the stated principal amount) per security, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

	￭	If the closing price on any determination date is less than the downside threshold price, we will not pay a contingent monthly coupon with respect to that determination date.
Memory coupon feature:	￭

If a contingent monthly coupon is not paid on a contingent coupon payment date (other than the maturity date) because the closing price of the underlying stock on the related determination date is less than the downside threshold price, such contingent monthly coupon will be paid on a later contingent coupon payment date if the closing price of the underlying stock on the determination date corresponding to such later contingent coupon payment date is greater than or equal to the downside threshold price. For the avoidance of doubt, once a previously unpaid contingent monthly coupon has been paid on a later contingent coupon payment date, it will not be made again on any subsequent contingent coupon payment date.

 If the closing price of the underlying stock on each of the determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities.

Determination dates:

June 8, 2026, July 7, 2026, August 7, 2026, September 8, 2026, October 7, 2026, November 9, 2026, December 7, 2026, January 7, 2027, February 8, 2027, March 8, 2027, April 7, 2027 and May 7, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement). We also refer to May 7, 2027 as the final determination date.

Contingent coupon payment dates:

June 11, 2026, July 10, 2026, August 12, 2026, September 11, 2026, October 13, 2026, November 13, 2026, December 10, 2026, January 12, 2027, February 11, 2027, March 11, 2027, April 12, 2027 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Notes — Coupon Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	￭	If the final share price is greater than or equal to the downside threshold price:

(i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

	￭	If the final share price is less than the downside threshold price:	the cash value

 If the final share price is less than the downside threshold price, you will lose 1.25% for every 1% that the final share price falls below the downside threshold price and could lose your entire investment in the securities.

Exchange ratio(1):	The quotient of the stated principal amount divided by the downside threshold price
Cash value(1):	An amount in cash per security equal to the product of the exchange ratio multiplied by the final share price
Call threshold price(1):	$305.83, which is equal to 100% of the initial share price
Downside threshold price(1):	$244.664, which is equal to 80% of the initial share price
Initial share price(1):	$305.83, which is equal to the closing price of the underlying stock on the strike date
Final share price(1):	The closing price of the underlying stock on the final determination date
CUSIP / ISIN:	06419TAT5 / US06419TAT51
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:

Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:

$991.80 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 11 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:		Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security		$1,000.00	$0.50(a)	$999.00
+ $0.50(b)
$1.00
Total		$12,000,000.00	$12,000.00	$11,988,000.00
(1)

As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity” and “— Anti-Dilution Adjustments Relating to a Reference Equity”, as described in the accompanying product supplement.

(2)

SCUSA has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.

You should read this document together with the accompanying product supplement, prospectus supplement and the prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated November 8, 2024 Prospectus supplement dated November 8, 2024 Prospectus dated November 8, 2024

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The securities may vary from the terms described in the accompanying prospectus, prospectus supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

May 2026	Page 2

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Investment Summary

Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage

Principal at Risk Securities

The Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027 based on the performance of the common stock of General Electric Company, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly coupon, which is an amount equal to $14.20 (equivalent to 17.04% per annum of the stated principal amount) per security, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing price or the final share price, as applicable, is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold price. If the closing price of the underlying stock is less than the downside threshold price on any determination date, no contingent monthly coupon will be paid on the related contingent coupon payment date. The contingent coupon payment date for each determination date is specified on the cover hereof, and will generally be the third business day after such determination date except that the contingent coupon payment date for the final determination date will be the maturity date. If the closing price of the underlying stock on each of the specified determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities.

If the closing price of the underlying stock on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to such determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold price, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent monthly coupon payable with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, no contingent monthly coupon will be payable and instead investors will receive the cash value. In this scenario, investors will lose 1.25% for every 1% that the final share price falls below the downside threshold price and could lose their entire investment in the securities.

Investors in the securities must be willing to accept the risk of not receiving any contingent monthly coupons over the term of the securities and the risk of losing some or all of your investment in the securities. In addition, investors will not participate in any appreciation of the underlying stock and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities.

May 2026	Page 3

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent monthly coupon equal to $14.20 (equivalent to 17.04% per annum of the stated principal amount) per security, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing price or the final share price is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold price. The securities may be redeemed prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent monthly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. Payments on the securities will vary depending on the closing price or final share price of the underlying stock on each determination date and/or the final determination date, respectively, relative to the initial share price and the downside threshold price, as follows:

Scenario 1	On any of the determination dates other than the final determination date, the closing price of the underlying stock is greater than or equal to the call threshold price.
￭

The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent monthly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

￭

Investors will not participate in any appreciation of the underlying stock from the initial share price and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price.
￭

The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

￭

Investors will not participate in any appreciation of the underlying stock from the initial share price and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold price.
￭ At maturity, investors will receive per security an amount in cash equal to the cash value.
￭ Investors will lose 1.25% for every 1% that the final share price falls below the downside threshold price and could lose their entire investment in the securities.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. The securities will not pay a contingent monthly coupon on a contingent coupon payment date (including the maturity date) if the closing price of the underlying stock on the applicable determination date is less than the downside threshold price. If the closing price of the underlying stock on each of the determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities. If the securities are not redeemed prior to maturity and the final price is less than the downside threshold price, you will receive per security an amount in cash equal to the cash value, in which case you will lose 1.25% for every 1% that the final share price falls below the downside threshold price and could lose your entire investment in the securities.

May 2026	Page 4

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

￭You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

￭You can tolerate a loss of some or all of your investment and are willing to make an investment that may have the full downside market risk as a direct investment in the underlying stock

￭You believe that the closing price of the underlying stock on each determination date will be greater than or equal to the downside threshold price

￭You understand and accept that (i) you will not participate in any appreciation in the price of the underlying stock and that any potential positive return is limited to the contingent monthly coupons specified on the cover hereof and (ii) you may receive few or no contingent monthly coupons during the term of the securities

￭You can tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying stock

￭You are willing to forgo any dividends paid on the underlying stock and you do not seek guaranteed current income from this investment

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and you accept that there may be little or no secondary market for the securities

￭You understand and are willing to accept the risks associated with the underlying stock

￭You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:

￭You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

￭You require an investment designed to provide a full return of principal at maturity

￭You cannot tolerate a loss of some or all of your investment, or you are not willing to make an investment that may have the full downside market risk as a direct investment in the underlying stock

￭You believe that the closing price of the underlying stock on one or more determination dates is likely to be less than the downside threshold price

￭You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential

￭You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying stock

￭You prefer to receive any dividends paid on the underlying stock or you seek guaranteed current income from this investment

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market

￭You do not understand or are not willing to accept the risks associated with the underlying stock

￭You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

May 2026	Page 5

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final share price.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

May 2026	Page 6

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof). All payments on the securities are subject to the credit risk of BNS. Numbers shown in the following examples may be rounded for ease of reference.

Hypothetical Initial Share Price:	$100.00
Hypothetical Call Threshold Price:	$100.00, which is 100% of the hypothetical initial share price
Hypothetical Downside Threshold Price:	$80.00, which is 80% of the hypothetical initial share price
Hypothetical Exchange Ratio:	The quotient of the stated principal amount divided by the hypothetical downside threshold price
Hypothetical Contingent Monthly Coupon:	$14.20 (equivalent to 17.04% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the closing price of the underlying stock is greater than or equal to the hypothetical call threshold price on a determination date prior to the final determination date. Because the closing price is greater than or equal to the call threshold price on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price on each of the determination dates prior to the final determination date is less than the call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment*	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment*
#1	$102.00	$14.20	$1,014.20	$60.00	$0.00	N/A
#2	N/A	N/A	N/A	$95.00	$28.40**	N/A
#3	N/A	N/A	N/A	$120.00	$14.20	$1,014.20
#4	N/A	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A	N/A
#7	N/A	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A	N/A
#10	N/A	N/A	N/A	N/A	N/A	N/A
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption payment includes the unpaid contingent monthly coupon with respect to the determination date on which the closing price is greater than or equal to the call threshold price, plus any unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

** Includes the contingent monthly coupon with respect to the second determination date and the unpaid contingent monthly coupon with respect to the first determination date pursuant to the memory coupon feature.

May 2026	Page 7

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

▪In Example 1, the securities are automatically redeemed following the first determination date as the closing price of the underlying stock on such determination date is greater than or equal to the call threshold price. Because the closing price of the underlying stock on such determination date is greater than or equal to the downside threshold price, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,014.20, which includes the contingent monthly coupon with respect to such determination date.

In this example, the early redemption feature limits the term of your investment to approximately 1 month and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. Additionally, you will not participate in any appreciation of the underlying stock. Your total payment per security in this example is $1,014.20 (a total return of 1.42% on the securities).

▪In Example 2, the securities are automatically redeemed following the third determination date as the closing price of the underlying stock on such determination date is greater than or equal to the call threshold price. As the closing price of the underlying stock on the first determination date is less than the downside threshold price, you will not receive the contingent monthly coupon with respect to such determination date on the related contingent coupon payment date. Because the closing price of the underlying stock on the second determination date is greater than or equal to the downside threshold price and less than the call threshold price, you will receive on the related contingent coupon payment date the contingent monthly coupon with respect to such determination date plus the unpaid contingent monthly coupon with respect to the first determination date pursuant to the memory coupon feature.

In addition, because the closing price of the underlying stock on the third determination date is greater than or equal to the call threshold price (and therefore also greater than the downside threshold price) on the third determination date, you receive the early redemption amount on the related contingent coupon payment date, calculated as follows:

Stated Principal Amount + Contingent Monthly Coupon with respect to the third Determination Date

= $1,000.00 + $14.20 = $1,014.20

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent monthly coupons. Further, although the underlying stock has appreciated by 20% from the initial share price to the closing price on the third determination date, your return will be limited to the contingent monthly coupons and you do not benefit from such appreciation as demonstrated in this example. Your total payment per security in this example is $1,042.60 (a total return of 4.26% on the securities).

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment
#1	$35.00	$0.00	N/A	$54.00	$0.00	N/A
#2	$46.00	$0.00	N/A	$48.00	$0.00	N/A
#3	$45.00	$0.00	N/A	$39.00	$0.00	N/A
#4	$63.00	$0.00	N/A	$52.00	$0.00	N/A
#5	$62.00	$0.00	N/A	$67.00	$0.00	N/A
#6	$56.00	$0.00	N/A	$53.00	$0.00	N/A
#7	$38.00	$0.00	N/A	$62.00	$0.00	N/A
#8	$49.00	$0.00	N/A	$59.00	$0.00	N/A
#9	$57.00	$0.00	N/A	$65.00	$0.00	N/A
#10	$68.00	$0.00	N/A	$64.00	$0.00	N/A
#11	$66.00	$0.00	N/A	$49.00	$0.00	N/A
Final Determination Date	$90.00	$170.40*	N/A	$32.00	$0.00	N/A
Payment at Maturity	$1,170.40*			$400.00

* The final contingent monthly coupon (and any previously unpaid contingent monthly coupons pursuant to the memory coupon feature) will be paid at maturity.

May 2026	Page 8

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.

▪In Example 3, the closing price of the underlying stock on each determination date prior to the final determination date is less than the downside threshold price and less than the call threshold price. As a result, you do not receive a contingent monthly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing price on the final determination date is greater than or equal to the downside threshold price, at maturity you receive the stated principal amount plus the contingent monthly coupon with respect to the final determination date and the previously unpaid contingent monthly coupons with respect to the previous determination dates pursuant to the memory coupon feature. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Monthly Coupon with respect to the Final Determination Date + previously unpaid Contingent Monthly Coupons with respect to the prior Determination Dates

= $1,000.00 + $14.20 + $156.20 = $1,170.40

In this example, although the final share price represents a 10.00% decline from the initial share price, you receive the stated principal amount per security plus the contingent monthly coupon with respect to the final determination date and the previously unpaid contingent monthly coupons with respect to the previous determination dates pursuant to the memory coupon feature, equal to a total payment of $1,170.40 per security at maturity (a total return of 17.04% on the securities).

▪In Example 4, the closing price of the underlying stock on each determination date throughout the term of the securities is less than the downside threshold price and the call threshold price. As a result, you do not receive any contingent monthly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price is less than the downside threshold price, you will receive the cash value at maturity, calculated as follows:

Cash Value = Exchange Ratio × Final Share Price

$400.00 = ($1,000.00 ÷ $80.00) × $32.00

Payment at Maturity = $400.00

In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total payment of $400.00 per security at maturity (a loss of 60.00% on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive per security an amount in cash equal to the cash value, in which case you will lose 1.25% for every 1% that the final share price falls below the downside threshold price and could lose your entire investment in the securities.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. If BNS were to default on its obligations under the securities, you could lose your entire investment in the securities.

May 2026	Page 9

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, BNS will repay you the stated principal amount of your securities in cash only if the final share price of the underlying stock is greater than or equal to the downside threshold price and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive per security an amount in cash equal to the cash value, in which case you will lose 1.25% for every 1% that the final share price falls below the downside threshold price. You may lose your entire investment in the securities.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current price of the underlying stock is greater than or equal to the downside threshold price.

￭You may not receive any contingent monthly coupons. BNS will not necessarily make periodic payments on the securities. A contingent monthly coupon, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature, will be paid on a contingent coupon payment date only if the closing price of the underlying stock on the related determination date is greater than or equal to the downside threshold price. If the closing price of the underlying stock on any determination date is less than the downside threshold price, BNS will not pay you the contingent monthly coupon applicable to such determination date on the related contingent coupon payment date, and if the closing price of the underlying stock is less than the downside threshold price on each subsequent determination date, you will not receive such contingent monthly coupon on any subsequent contingent coupon payment date (including the maturity date). If the closing price on each of the determination dates is less than the downside threshold price, BNS will not pay you any contingent monthly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent monthly coupon coincides with a period of greater risk of principal loss on your securities.

￭Greater expected volatility with respect to the underlying stock generally reflects a higher contingent monthly coupon and a higher expectation as of the strike date that the final share price of the underlying stock could be less than the downside threshold price on the final determination date. Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the strike date that the final share price could be less than the downside threshold price on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying stock. This greater expected risk will generally be reflected in a higher contingent monthly coupon than would have been the case had expected volatility been lower. However, while the contingent monthly coupon is set on the strike date based, in part, on the underlying stock’s volatility calculated using our internal models, the underlying stock’s volatility can change significantly over the term of the securities. The price of the underlying stock could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

￭The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing price of the underlying stock on any determination date other than the final determination date is greater than or equal to the call threshold price and you will not receive any more contingent monthly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price on any determination date is less than the call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent coupon payment date, potentially limiting your investment to a term of approximately 1 month. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

May 2026	Page 10

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

￭The contingent monthly coupon, if any, is based solely on the closing price or the final share price, as applicable. Whether the contingent monthly coupon will be paid with respect to a determination date will be based on the closing price or the final share price, as applicable. As a result, you will not know whether you will receive the contingent monthly coupon until the related determination date. If you do not receive the contingent monthly coupon on a contingent coupon payment date, you will not know whether you will receive such contingent monthly coupon on any subsequent contingent coupon payment date pursuant to the memory coupon feature until the later determination date corresponding to such contingent coupon payment date. Moreover, if you do not receive the contingent monthly coupon on a contingent coupon payment date and the closing price or final share price, as applicable, of the underlying stock is less than the downside threshold price on each subsequent determination date (including the final determination date), you will not receive any contingent monthly coupon with respect to such determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.

￭Your potential return on the securities is limited, you will not participate in any appreciation of the underlying stock and you will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent monthly coupons, regardless of any appreciation of the underlying stock. Your return on the securities will vary based on the number of determination dates on which the requirements of the contingent monthly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent monthly coupons or any other payment with respect to any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the underlying stock even though you cannot participate in any appreciation in the price of the underlying stock. As a result, the return on an investment in the securities could be less than the return on a direct investment in the underlying stock. In addition, as an owner of the securities, you will not receive any dividends or distributions on the underlying stock and you will not have voting rights or any other rights during the term of the securities with respect to the underlying stock.

Risks Relating to Characteristics of the Underlying Stock

￭The securities are subject to risks associated with investments in single equity securities. The value of the underlying stock can rise or fall sharply due to factors specific to the underlying stock and the issuer of the underlying stock (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the securities, should make your own investigation into the underlying stock issuer and the underlying stock. For additional information regarding the underlying stock, please see “Information About the Underlying Stock” below and the underlying stock issuer’s SEC filings referred to in this section. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the value of the underlying stock will rise or fall and there can be no assurance that the closing price of the underlying stock on any determination date will be greater than or equal to the downside threshold price or, if the securities are not redeemed prior to maturity, that the final share price on the final valuation date will be greater than or equal to the downside threshold price. The value of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stock and the underlying stock issuer. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your investment in the securities.

￭There is no affiliation between BNS and the underlying stock issuer. The underlying stock issuer is not an affiliate of ours, is not involved with the offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stock.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the securities at the time of pricing is lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities exceeds BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

May 2026	Page 11

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

￭Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

￭BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities was determined by reference to its internal pricing models as of the pricing date. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying stock, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying stock, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.

May 2026	Page 12

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

￭The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the underlying stock over the full term of the securities, (ii) volatility of the price of the underlying stock and the market's perception of the future volatility of the underlying stock, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying stock and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the contingent monthly coupons and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated price of the underlying stock and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the price of the underlying stock at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying stock and/or purchasing futures, options and/or other instruments linked to the underlying stock. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying stock, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked securities whose returns are linked to changes in the price of the underlying stock. Any of these hedging activities may adversely affect the price of the underlying stock — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

￭The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting the underlying stock, the calculation agent may make adjustments to the initial share price, exchange ratio, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying stock issuer where such issuer is not the surviving entity, the determination as to whether the securities are redeemed early and/or the amount you receive at maturity may be based on the equity security of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such reorganization event. If the underlying stock is delisted or otherwise suspended from trading, the calculation agent will determine the closing price of the underlying stock in good faith and in a manner designed to achieve a commercially reasonable result, which may include deeming the closing price of the underlying stock on the trading day immediately preceding such event to be the closing price on every remaining trading day to and including the final determination date. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and any amounts payable on, the securities. For more information, see the sections as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

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$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

￭We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the underlying stock issuer and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the underlying stock, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying stock and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the underlying stock issuer, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying stock and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the underlying stock or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the underlying stock or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.

￭Activities conducted by BNS and its affiliates may impact the market price of the underlying stock and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying stock, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying stock may adversely affect the price of the underlying stock and, therefore, the market value of the securities and the likelihood of a contingent monthly coupon being paid on any contingent coupon payment date. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities” for additional information regarding hedging-related transactions and trading.

￭The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent monthly coupon is payable to you on any contingent coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying stock. The calculation agent can postpone the determination of the closing price or final share price (and therefore the related contingent coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to the underlying stock on any determination date (including the final determination date).

￭BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stock to which the securities are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

May 2026	Page 14

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Information About the Underlying Stock

All disclosures contained in this document regarding the underlying stock are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into the underlying stock.

General Electric Company

According to publicly available information, General Electric Company (“GE”), operating as GE Aerospace, is a global aerospace propulsion, services and systems company. Information filed by GE with the SEC can be located by reference to its SEC file number: 001-00035, or its CIK Code: 0000040545. GE’s common stock is listed on the New York Stock Exchange under the ticker symbol “GE”.

Historical Information

The closing price of GE on the pricing date was $302.63. As described above, the initial share price is $305.83, which was the closing price of the underlying stock on the strike date. The graph below shows the closing prices of GE for each day from January 1, 2021 to May 7, 2026. The dotted lines represent the downside threshold price of $244.664 and the call threshold price of $305.83, which are equal to 80% and 100%, respectively, of the initial share price. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of GE should not be taken as an indication of its future performance, and no assurance can be given as to the price of GE at any time, including the determination dates.

General Electric Company – Daily Closing Prices January 1, 2021 to May 6, 2026

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities linked to the underlying stock. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent coupon payment date shall be the date that is one business day prior to such scheduled contingent coupon payment date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying stock	reference asset
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	contingent monthly coupon	contingent coupon
	contingent coupon payment date(s)	coupon payment date(s)
	closing price	closing value
	initial share price	initial value
	call threshold price	call threshold
	final share price	final value
	downside threshold price	barrier value, contingent coupon barrier value

In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the securities based on the methodology for calculating per annum rates provided for in the securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the securities.

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Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Additional information regarding estimated value of the securities:

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the securities (including the contingent monthly coupon, call threshold price and downside threshold price) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities is greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying stock. If your securities are so treated, any contingent monthly coupon that is paid by BNS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

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Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

In addition, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent monthly coupon or any amount attributable to any accrued but unpaid contingent monthly coupon) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent monthly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent monthly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

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Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent monthly coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, we currently do not intend to treat contingent monthly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent monthly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the underlying stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying stock issuer as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the underlying stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying stock or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying stock or the securities. If you enter, or have entered, into other transactions in respect of the underlying stock or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

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$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due May 12, 2027
Based on the Performance of the Common Stock of General Electric Company Principal at Risk Securities

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $1.00 reflecting a fixed sales commission of $0.50 and a fixed structuring fee of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

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Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

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Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.

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